Exhibit 23.1
Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-157174, 333- 44513, and 333-114332) and Form S-8 (Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of our report dated September 29, 2025, relating to the consolidated financial statements of Escalon Medical Corp. and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.
Marlton, NJ
September 29, 2025